EXHIBIT 3.4


                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                  AUDIT COMMITTEE AMENDED AND RESTATED CHARTER

     This Charter identifies the purpose, composition, meeting requirements and committee responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of National Medical Health Card Systems, Inc. (the "Company").

Purpose

     The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements and (3) the independent auditors' qualifications and independence;
(b) prepare the report required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement;
(c) retain and terminate the Company's independent auditors; (d) approve audit and non-audit services to be performed by the independent auditors; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent auditors and management of the Company.

Membership and Meeting Requirements

     The Committee will be composed of not less than three members of the Board. They will be selected by the Board, taking into account prior experience in matters to be considered by the Committee, probable availability at times required for consideration of such matters and their individual independence and objectivity.

     The members of the Committee shall (1) meet The Nasdaq Stock Market definition of independence contained in NASD Marketplace Rule 4200(a)(15) (subject to the exception provided in NASD Marketplace Rule 4350(d)(2)(B)), (2) meet the requirements of SEC Rule 10A-3(b)(1) (subject to the exceptions provided in SEC Rule 10A-3(c)) and (3) meet the financial literacy requirements of NASD Marketplace Rule 4350(d)(2). Accordingly, all of the Committee members will be directors independent of management and free from relationships that, in the opinion of the Board and in conjunction with the "independence" standards of The Nasdaq Stock Market, would interfere with the exercise of independent judgment as a Committee member. All Committee members must be financially literate. In addition, at least one member shall be an "audit committee financial expert."1 The Board shall review these requirements on an annual basis to insure continued compliance by the members of the Committee with The Nasdaq Stock Market and SEC rules and regulations.

     When considering relationships that might affect independence, including possible affiliate status, the Board will give appropriate consideration, in addition to its Audit Committee policy, to guidelines issued by The Nasdaq Stock Market, which were provided to assist boards of directors in observing the spirit of The Nasdaq Stock Market policy.

     Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and The Nasdaq Stock Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive.

     The Committee shall meet at least four times a year, or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Actions of the Committee

     The Committee's activities will include, but will not be limited to, the following actions:

     o    Oversight  of  the  financial   statements   and  relations  with  the
          independent auditors:

          o Be directly responsible for, and have sole authority as to, the appointment, retention and termination, compensation and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding accounting matters and financial reporting matters.

          o Evaluate the independent auditors' qualifications, performance and independence. To assist this undertaking, the Committee is responsible for ensuring its receipt of a formal written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

          o Ensure the regular rotation of the lead audit partner and audit review partner as required by law.

          o Maintain procedures for the receipt, retention and treatment of complaints, concerns and anonymous submissions from employees and others regarding accounting, internal accounting controls or auditing matters and questionable accounting or auditing matters.

          o Require that the Board engage the independent auditors to perform quarterly reviews of the Company's financial statements.

          o Instruct the independent auditors that the Board is the client in its capacity as the shareholders' representative.

          o Expect the independent auditors to meet with the Board at least annually so the Board has a basis on which to recommend the independent auditors' appointment to the shareholders or to ratify its selection of the independent auditors.

          o Expect financial management and the independent auditors to analyze significant financial reporting issues and practices on a timely basis.

          o Expect financial management and the independent auditors to discuss with the Committee:

               - Qualitative judgments about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable.

               - Aggressiveness or conservatism of accounting principles and financial estimates.

          o    Expect the independent auditors to provide the Committee with:

               - Independent judgments about the appropriateness of the Company's current or proposed accounting principles and whether current or proposed financial disclosures are clear.

               - Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition, and whether these accounting principles are commonly used by other similarly situated companies.

               - Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate.

               - Reasons for accepting or questioning significant estimates made by management.

               - Views on how selected accounting principles and disclosure practices affect shareholder and public attitude about the Company.

          o The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants to advise the Committee as it deems appropriate.

          o The Company shall provide appropriate funding, as determined by the Committee, for compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Committee. The Company shall also provide appropriate funding, as determined by the Committee, for payment of its ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

     o Actions taken on the Board's behalf that require Board notification, but not Board approval:

          o Consider, through consultation with the independent auditor and financial management, the audit scope and plan of the independent auditor and the internal auditors.

          o Review and approve the scope of the independent auditor's audit of the Company.

          o Review and approve the scope of the internal auditor's audit of the Company.

          o Review and approve the scope of the Company's annual profit and pension trust audits, to the extent the Company has established profit and pension trusts.

          o    Answer  questions   raised  by  shareholders   during  an  annual
               shareholder's meeting on matters relating to the Committee's activities if asked to do so by the Chairman of the Board.

          o Ask the Chief Executive Officer of the Company to have the internal audit staff study a particular area of interest or concern to the Committee.

     o Matters requiring the Committee's review and study before making a recommendation for the Board action:

          o    Implementation of major accounting policy changes.

          o    SEC registration statements to be signed by the Board.

          o Interim financial statements and year end financial statements, and the accompanying auditor's reports, prior to the filing of the Company's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K) as applicable.

     o Matters requiring the Committee's review and study before providing summary information to the Board:

          o    Annual review and reassessment of the Committee charter.

          o Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the SEC, and the American Institute of Certified Public Accountings, or by comparable bodies outside the U.S.

          o The independent auditors' assessment of the strengths and weaknesses of the Company's financial staff, systems, controls and other factors that might be relevant to the integrity of the financial statements.

          o    Quarterly financial statement review before publication.

          o The performance of management and operating personnel under any code of ethics which may be established by the Company.

          o    Gaps and exposures in insurance programs.

          o Reports about the Company or its subsidiaries submitted by agencies of governments in countries in which the Company or its subsidiaries operate.

          o Periodic SEC filings and the adequacy of programs and procedures to assure compliance with SEC regulations and regulations of The Nasdaq Stock Market.

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     1 An audit committee  financial  expert, as defined in the NASD Marketplace
Rule 4350(d)(2)(A)(i), must have past employment experience in finance or accounting, requisite profession certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication., including being or having been a chief executive officer, chief
financial   officer  or  other   senior   officer   with   financial   oversight
responsibilities.